                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               BANCORPSOUTH, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            [LOGO - BANCORPSOUTH]

                            ONE MISSISSIPPI PLAZA
                          TUPELO, MISSISSIPPI 38801

                                March 22, 1996

TO THE SHAREHOLDERS OF
BANCORPSOUTH, INC.

     On Tuesday, April 23, 1996, at 7:00 p.m., the annual meeting of shareholders of BancorpSouth, Inc. will be held at the Ramada Inn Convention Center, 854 North Gloster Street, Tupelo, Mississippi. Dinner will be served. I trust that you will make every effort to attend and participate in the business of the meeting.

     Please read our enclosed Annual Report to Shareholders and Proxy Statement for the 1996 annual meeting of shareholders. Sign, date and return the enclosed proxy, which is being solicited by the Board of Directors of the Company, as soon as possible. If you attend the meeting, you may withdraw your proxy and vote your shares personally.

     If you plan to attend the dinner portion of the meeting, please be sure to complete and return the enclosed reservation card.

                                          Sincerely,

                                          /s/ Aubrey B. Patterson

                                          AUBREY BURNS PATTERSON
                                          Chairman of the Board
                                          and Chief Executive Officer

Enclosures:
1. Proxy Card and Business Reply Envelope
2. Meeting Reservation Card
3. Annual Report

                       IMPORTANT . . . SEND IN YOUR PROXY

                   DATE, FILL IN, AND SIGN THE ENCLOSED PROXY
                            AND RETURN IT PROMPTLY.

                            [LOGO - BANCORPSOUTH]

                             ONE MISSISSIPPI PLAZA
                           TUPELO, MISSISSIPPI 38801

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 23, 1996

TO THE SHAREHOLDERS
  OF BANCORPSOUTH, INC.

     The annual meeting of shareholders of BancorpSouth, Inc. (the "Company") will be held on Tuesday, April 23, 1996, at 7:00 p.m. at the Ramada Inn Convention Center, 854 North Gloster Street, Tupelo, Mississippi, for the following purposes:

     (1) To elect four Class II directors;

     (2) To elect one Class I director;

     (3) To ratify the appointment of the accounting firm of KPMG Peat Marwick LLP as independent auditors of the Company and its subsidiaries for the year 1996; and

     (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 8, 1996 as the record date for determining shareholders entitled to notice of and to vote at the meeting.

                                          By order of the Board of Directors

                                          /s/ Aubrey B. Patterson

                                          AUBREY BURNS PATTERSON
                                          Chairman of the Board
                                          and Chief Executive Officer

March 22, 1996

                                   IMPORTANT

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, TO ASSURE THE PRESENCE OF A QUORUM, PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY AS SOON AS POSSIBLE. IF YOU ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

                            [LOGO - BANCORPSOUTH]

                             ONE MISSISSIPPI PLAZA
                           TUPELO, MISSISSIPPI 38801

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of BancorpSouth, Inc. (the "Company"), to be voted at the annual meeting of shareholders to be held at the Ramada Inn Convention Center, 854 North Gloster Street, Tupelo, Mississippi, on April 23, 1996, at 7:00 p.m., local time, for the purposes set forth in the accompanying notice, and at any adjournment thereof. This Proxy Statement and the accompanying form of proxy are first being sent to shareholders on or about March 22, 1996.

     If the enclosed proxy is properly executed, returned and not revoked, it will be voted in accordance with the instructions, if any, given by the shareholder, and if no instructions are given, it will be voted (a) for the election as directors of the nominees described in this Proxy Statement, (b) to ratify the appointment of the firm of KPMG Peat Marwick LLP as independent auditors of the Company and its subsidiaries, and (c) for the recommendations of the Board of Directors on any other proposal that may properly come before the meeting.

     Shareholders who sign proxies have the right to revoke them by written request to the Company at any time before they are voted, and the giving of the proxy will not affect the right of any shareholder to attend the meeting and vote in person.

     The close of business on March 8, 1996 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. As of the close of business on March 8, 1996, the Company had 500,000,000 authorized shares of common stock, $2.50 par value (the "Common Stock"), of which 21,008,526 shares were outstanding and entitled to vote. The Common Stock is the Company's only outstanding voting stock.

                             ELECTION OF DIRECTORS

INTRODUCTION

     The Articles of Incorporation of the Company provide that the Board of Directors shall be divided into three classes of as nearly equal size as possible. Approximately one-third of the directors are elected each year. The Board of Directors has nominated the four individuals named below under the caption "Class II Nominees" for election as directors to serve until the annual meeting of shareholders in 1999 or until their earlier retirement in accordance with the policy of the Board of Directors. The policy provides that a director shall retire at age 65 unless he continues to be actively engaged in his primary occupation, in which event he shall retire at age 70. Each nominee has consented to be a candidate and to serve, if elected.

     In addition to electing four Class II directors, the shareholders are being asked to elect one Class I director, to serve until the annual meeting of shareholders in 1997. Information concerning the Class I nominee is set forth below under the caption "Class I Nominee." Such nominee is a former director of the recently acquired Wes-Tenn Bancorp, Inc. Such nominee has also consented to be a candidate and to serve, if elected.

     Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. The holders of Common Stock do not have cumulative voting rights with respect to the election of directors. Consequently, each shareholder may cast one vote per share for each nominee.

     Unless a proxy shall specify otherwise, the persons named in the proxy shall vote the shares covered thereby for the nominees designated by the Board of Directors listed below. Should any nominee become unavailable for election, shares covered by a proxy will be voted for a substitute nominee selected by the current Board of Directors.

CLASS II NOMINEES

     The following table shows the names, ages, principal occupations and other directorships of the nominees to become Class II directors and the year in which each nominee was first elected to the Board of Directors.

                                                       PRINCIPAL                        DIRECTOR
           NAME             AGE              OCCUPATION/OTHER DIRECTORSHIPS               SINCE
--------------------------  ----  ----------------------------------------------------  ---------
A. Douglas Jumper            64   President, S&J Steel Builders, Inc., Booneville,        1972
                                    Mississippi; Chairman, Belmont Homes, Inc. (mobile
                                    home manufacturer), Belmont, Mississippi since
                                    1992; Director of River Oaks Furniture, Inc.
                                    (furniture manufacturer), Fulton, Mississippi
Turner O. Lashlee(1)         59   President, Lashlee-Rich, Inc. (general construction     1992
                                    and retail building materials supplier), Humboldt,
                                    Tennessee
W. G. Holliman, Jr.          58   President and Chief Executive Officer, Action           1994
                                    Industries (furniture manufacturer), Tupelo,
                                    Mississippi
Alan W. Perry                48   Attorney at Law, Forman, Perry, Watkins & Krutz,        1994
                                    Jackson, Mississippi

---------------

(1) Mr. Lashlee became a director upon the consummation of the merger between the Company and Volunteer Bancshares, Inc. ("Volunteer") on August 31, 1992 (the "Volunteer Merger"). He previously had been a director of Volunteer since 1986.

CLASS I NOMINEE

     The following table shows the name, age and principal occupation of the nominee to become a Class I director. Such nominee is not currently a director.

                                                       PRINCIPAL                        DIRECTOR
           NAME             AGE                        OCCUPATION                         SINCE
--------------------------  ----  ----------------------------------------------------  ---------
Fletcher H. Goode, M.D.      66   Opthalmologist, Millington, Tennessee                    --

CONTINUING DIRECTORS

     The persons named below will continue to serve as directors until the annual meeting of shareholders in the year indicated and until their successors are elected and take office. Except as stated above, shareholders are not voting on the election of the Class I and Class III directors. The following table shows the names, ages, principal occupations and other directorships of each continuing director, and the year in which each was first elected to the Board of Directors.

                                                       PRINCIPAL                        DIRECTOR
           NAME             AGE              OCCUPATION/OTHER DIRECTORSHIPS               SINCE
--------------------------  ----  ----------------------------------------------------  ---------
CLASS I -- 1997
S. H. Davis                  63   Partner, Davis Partnership (farming), Bruce,            1955
                                    Mississippi
Hassell H. Franklin          60   Chief Executive Officer, Franklin Corp. (furniture      1974
                                    manufacturer), Houston, Mississippi
Travis E. Staub              63   Vice Chairman, JESCO (construction), Fulton,            1975
                                    Mississippi
Lowery A. Woodall            66   Executive Director, Forrest General Hospital,           1994
                                    Hattiesburg, Mississippi

                                                       PRINCIPAL                        DIRECTOR
           NAME             AGE              OCCUPATION/OTHER DIRECTORSHIPS               SINCE
--------------------------  ----  ----------------------------------------------------  ---------
CLASS III -- 1998
Aubrey Burns Patterson       53   Chairman of the Board and Chief Executive Officer of    1983
                                    the Company and Bank of Mississippi; elected Chief
                                    Executive Officer of the Company in April 1990,
                                    and Chairman of the Board in April 1991; Director
                                    of Belmont Homes, Inc. (mobile home manufacturer),
                                    Belmont, Mississippi
Frank A. Riley               68   Attorney at Law, Riley, Ford, Caldwell & Cork, P.A.,    1965
                                    Tupelo, Mississippi
Dr. Andrew R. Townes         64   Doctor of Dental Surgery, Grenada, Mississippi          1971
J. Louis Griffin, Jr.        58   Chief Executive Officer and President of Laurel         1995
                                    Federal Savings & Loan Association, a subsidiary
                                    of the Company since March 1995; previously, Chief
                                    Executive Officer and President of LF Bancorp,
                                    Inc., Laurel, Mississippi, until its merger with
                                    the Company in March 1995

     Except as noted above, each of the nominees and continuing directors has had the principal occupation indicated for more than five years.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     During 1995, the Board of Directors of the Company held monthly meetings. Twelve meetings were held during 1995. All directors attended at least 75% of the meetings held while they were directors of the Board and all committees on which they served.

     The Board of Directors has established the standing committees described below. Mr. Patterson serves as an ex officio member of each committee, in addition to being chairman of the Executive Committee.

     The Executive Committee acts on behalf of the Board of Directors on all matters concerning the management and conduct of the business and affairs of the Company except those matters which cannot by law be delegated by the Board. Generally, the Executive Committee meets monthly. The Executive Committee held 14 meetings during 1995. The current members of the Executive Committee are Messrs. Patterson (Chairman), Franklin, Jumper, Riley and Staub.

     The Audit and Loan Review Committee is responsible for determining the effectiveness of internal controls and operational procedures, compliance with applicable policies, regulations and laws, the engagement of the independent auditors for the Company, and supervision of the annual audit. This committee also serves as the audit and loan review committee for the Company's banking subsidiaries. The Audit and Loan Review Committee is currently composed of Messrs. Townes (Chairman), Davis, Lashlee and Perry. This committee met 12 times during 1995.

     The Human Resources and Marketing Committee reviews and approves the salaries, benefits and other compensation of the employees of the Company and its subsidiaries. The members of this committee during 1995 were Messrs. Woodall (Chairman), Griffin and Holliman. The committee met 12 times during the year.

     The Nominating Committee recommends to the Board of Directors nominees for election to the Board. The current members of this committee are Messrs. Franklin (Chairman), Jumper, Patterson, Riley and Staub. The Nominating Committee met three times during the year.

     Shareholders may make recommendations for nominees for the Board of Directors to the Nominating Committee by submitting written notice to the chief executive officer of the Company at least 90 days prior to the meeting. This written notice must contain, to the extent known by the nominating shareholder, the name, address and the principal occupation of each proposed nominee; and the name, residential address, and the number of shares owned by the notifying shareholder.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company receive no additional compensation for serving on the Board of Directors or any committee thereof. Directors receive an annual retainer, paid monthly, of $3,600, and are paid a meeting fee of $1,000 for each regular or called meeting attended. Members of the Executive Committee receive a fee of $1,000 for each meeting attended. Chairmen of other standing or special committees of the Board of Directors receive an annual fee of $1,200 for serving as such. Members of other standing committees receive $500 for each committee meeting attended. Directors are reimbursed for necessary travel expenses and are insured under the Company's group life insurance plan for amounts of $15,000 to age 65 and $9,750 from age 65 until reaching age 70.

     Each non-employee director of the Company also participates in the Company's 1995 Non-Qualified Stock Option Plan For Non-Employee Directors (the "Director Plan"). The Director Plan provides for the grant on each May 1 during the term of the plan to each participating director of stock options to purchase the number of shares of Common Stock equal to the nearest number of whole shares equal to 24,000 shares (subject to adjustment) divided by the number of non-employee directors of the Company on such grant date. The purchase price upon exercise of an option is the fair market value of the Common Stock on the grant date. Each option will also include stock appreciation rights ("SARs") equal to 50% of the number of shares of Common Stock subject to the related option. SARs entitle each optionee to receive, without payment to the Company (except for applicable withholding taxes, if any), the excess of the fair market value per share of Common Stock on the date on which the SARs are exercised over the purchase price per share of the underlying option. SARs are exercisable only to the extent that the underlying option is exercisable and shall terminate when the option terminates. SARs may be exercised only upon the surrender and cancellation of the corresponding exercisable portion of the option. Options granted under the Director Plan have a ten-year term (subject to earlier termination following death or termination of service) and become exercisable on the date of the next annual meeting following the date of grant provided that the option recipient has continually served as a director during that period. The Director Plan is administered by the Board of Directors which has no authority or discretion to deviate from the express provisions of this plan except that before any May 1, the Board of Directors may revoke the next automatic grant of options if no stock options were granted to employees since the preceding May 1 under any of the Company's employee stock option plans. A total of 192,000 shares of Common Stock have been reserved for issuance under the Director Plan. Options to purchase 24,000 shares of Common Stock have previously been granted, none of which options has been exercised.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of January 31, 1996, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) all directors and nominees, (iii) each of the executive officers of the Company named in the Summary Compensation Table set forth below under the caption "EXECUTIVE COMPENSATION," and (iv) all directors and executive officers of the Company as a group.

                                                                   SHARES BENEFICIALLY       PERCENT
                                                                        OWNED(1)             OF CLASS
                                                                   -------------------       --------
BancorpSouth, Inc. Amended and Restated Salary Deferral Profit
  Sharing Employee Stock Ownership Plan,.........................         1,942,403            9.25%
     One Mississippi Plaza,
     Tupelo Mississippi 38801
S. H. Davis......................................................           114,826(2)         *
Hassell H. Franklin..............................................           302,452            1.44%
J. Louis Griffin, Jr.............................................            22,911(3)         *
J. Ronald Hodges.................................................            35,026            *
W. G. Holliman, Jr...............................................           166,588(4)         *
A. Douglas Jumper................................................           109,208(5)         *
Turner O. Lashlee................................................            18,005            *
Charles J. McKee.................................................            58,822            *
Aubrey Burns Patterson...........................................           159,452(6)         *
Alan W. Perry....................................................            10,961            *
Frank A. Riley...................................................            34,932(7)         *
Michael L. Sappington............................................            47,776            *
Travis E. Staub..................................................            34,288(8)         *
Dr. Andrew R. Townes.............................................            50,954            *
Lowery A. Woodall................................................            20,318(9)         *
Fletcher W. Goode, M.D...........................................            35,289            *
Michael W. Weeks.................................................            38,170(10)        *
All directors and executive officers as a group (21 persons).....         1,389,940            6.62%

---------------

   * Less than 1%

 (1) Beneficial ownership is deemed to include shares of the Company's Common Stock which an individual has a right to acquire within 60 days of the date of this Proxy Statement upon the exercise of options, including options granted under the BancorpSouth 1990 and 1994 Stock Incentive Plans (the "Incentive Option Plans"). These shares are deemed to be outstanding for the purposes of computing the percentage ownership of that individual, but are not deemed outstanding for the purposes of computing the percentage of any other person. Information in the table for individuals also includes shares held in the Company's Amended and Restated Salary Deferral Profit Sharing Employee Stock Ownership Plan (the "Company's 401(k) Plan") and in individual retirement accounts for which the shareholder can direct the vote.

 (2) Includes 1,600 shares held as custodian for grandchildren, 34,028 shares owned by Mr. Davis' wife, and 41,400 shares held in a trust of which Mr. Davis is the beneficiary.

 (3) Includes 4,058 shares owned by Mr. Griffin's wife.

 (4) Includes 9,671 shares owned by Mr. Holliman's wife.

 (5) Includes 101,408 shares held in a trust of which Mr. Jumper is the beneficiary and co-trustee.

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

 (6) Includes 1,704 shares owned by Mr. Patterson's mother of which Mr. Patterson disclaims beneficial ownership, 40 shares held as custodian for a grandchild, and 6,900 shares beneficially owned by Mr. Patterson pursuant to a Stock Bonus Agreement with the Company, dated November 1987 (the "1987 Stock Bonus Agreement"), over which he exercises voting power.

 (7) Includes 477 shares owned by Mr. Riley's wife.

 (8) Includes 4,946 shares owned by Mr. Staub's wife.

 (9) Includes 486 shares owned by Mr. Woodall's wife.

(10) Includes 400 shares owned by Mr. Weeks' minor children and 30,000 shares beneficially owned by Mr. Weeks pursuant to a Stock Bonus Agreement with the Company, dated January 17, 1995, over which he exercises voting power.

REPORTS OF BENEFICIAL OWNERSHIP

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. These officers, directors and greater than 10% shareholders of the Company are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. There are specific due dates for these reports and the Company is required to report in this Proxy Statement any failure to file reports as required during 1995 or prior fiscal years.

     Based solely on review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that, except as set forth below, the reporting and filing requirements were complied with during 1995 and prior fiscal years. The Company has been advised that Michael W. Weeks inadvertently failed to timely report the purchase of 300 shares in October 1995 and T. O. Lashlee failed to timely report the acquisition of 1,749 shares in November 1995. These purchases were subsequently reported.

                             SELECTION OF AUDITORS

     Upon the recommendation of the Audit and Loan Review Committee, the Board of Directors has appointed the firm of KPMG Peat Marwick LLP, Certified Public Accountants, as independent auditors of the Company for 1996, subject to the approval of the shareholders. This firm has served as the independent auditors of the Company or Bank of Mississippi since 1973. Representatives of this firm will be at the meeting and will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions.

     The affirmative vote of a majority of the shares represented at the meeting and entitled to vote is needed to ratify the appointment of KPMG Peat Marwick LLP as auditors of the Company for the year 1996. If the appointment is not approved, the matter will be referred to the Audit and Loan Review Committee for further review.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information concerning compensation paid or accrued by the Company and its subsidiaries for each of the last three years with respect to (a) the chief executive officer and (b) the four most highly compensated executive officers of the Company whose total salary and bonus for 1995 exceeded $100,000 (the "Named Executive Officers"). All share amounts and share prices have been adjusted to give effect to a 15% stock dividend paid on December 1, 1993 (the "1993 Stock Dividend") and a two-for-one stock split effected in the form of a stock dividend paid on November 20, 1995 (the "1995 Stock Split").

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG TERM COMPENSATION
                                                                                  ------------------------------------------
                                                                                             AWARDS                 PAYOUTS
                                               ANNUAL COMPENSATION                -----------------------------    ---------
                                    ------------------------------------------    RESTRICTED                         LTIP
        NAME AND                     SALARY                     OTHER ANNUAL        STOCK           OPTIONS/        PAYOUTS
   PRINCIPAL POSITION      YEAR        ($)       BONUS ($)    COMPENSATION ($)    AWARDS ($)       SARS (#)(1)        ($)
------------------------   -----    ---------    ---------    ----------------    ----------      -------------    ---------
Aubrey Burns                1995    $330,000     $133,650         $498,430(3)            --(4)    20,000/10,000    $61,453  (5)
  Patterson.............    1994    $300,000     $498,950         $346,762(3)      $406,250                 0/0    $52,612  (5)
  Chairman, President       1993    $268,834     $108,420               --               --       46,000/23,000    $55,500  (5)
  and Chief Executive
  Officer of the Company
  and Bank of
  Mississippi
Michael W. Weeks(6).....    1995    $175,000     $ 47,250               --               --(4)    40,000/20,000        --
  Chairman of the Board
  and Chief Executive
  Officer, Volunteer
  Bank
Charles J. McKee........    1995    $155,280     $ 41,926         $ 21,166(7)            --        10,000/5,000        --
  Executive Vice            1994    $147,886     $ 30,464         $ 18,870(7)            --                 0/0        --
  President of the          1993    $143,777     $ 38,603               --               --       23,000/11,500        --
  Company and Vice
  Chairman, Bank of
  Mississippi
Michael L. Sappington...    1995    $135,975     $ 36,713               --               --         8,000/4,000        --
  Executive Vice            1994    $127,079     $ 26,178               --               --                 0/0        --
  President and Manager,    1993    $124,132     $ 33,328               --               --        13,800/6,900        --
  Southern Region, Bank
  of Mississippi
James Ronald Hodges.....    1995    $124,976     $ 33,743               --               --         6,000/3,000        --
  Vice Chairman and         1994    $116,800     $ 24,061               --               --                 0/0        --
  Chief Credit Officer      1993    $114,230     $ 30,580               --               --        13,800/6,900        --
  of Volunteer Bank

                          ALL OTHER
                           COMPEN-
        NAME AND           SATION
   PRINCIPAL POSITION      ($)(2)
------------------------  ---------
Aubrey Burns              $ 9,240
  Patterson.............  $ 9,240
  Chairman, President     $ 8,919
  and Chief Executive
  Officer of the Company
  and Bank of
  Mississippi
Michael W. Weeks(6).....       --
  Chairman of the Board
  and Chief Executive
  Officer, Volunteer
  Bank
Charles J. McKee........  $ 9,197
  Executive Vice          $ 9,240
  President of the        $ 8,991
  Company and Vice
  Chairman, Bank of
  Mississippi
Michael L. Sappington...  $ 9,181
  Executive Vice          $ 6,018
  President and Manager,  $ 5,653
  Southern Region, Bank
  of Mississippi
James Ronald Hodges.....  $ 9,240
  Vice Chairman and       $ 5,833
  Chief Credit Officer    $ 5,694
  of Volunteer Bank

---------------

(1) SARs are only exercisable with the related option. There are no freestanding SARs.

(2) These amounts represent matching contributions by the Company under the Company's 401(k) Plan.

(3) Represents a cash payment to reimburse Mr. Patterson for federal, state income and employment tax liabilities incurred as a result of the issuance of shares of restricted Common Stock.

(4) Pursuant to the terms of a Stock Bonus Agreement, dated January 17, 1995, 30,000 shares of Common Stock were awarded to Mr. Weeks subject to release of 3,000 shares on each April 1 if the Company achieved certain performance goals for the preceding year. Prior to their distribution, Mr. Weeks is entitled to receive all cash dividends paid on such shares. At December 29, 1995, the value of such 30,000 restricted shares (based upon the closing market price of the Common Stock on that date of $20.25) was $607,500. Pursuant to the terms of the 1987 Stock Bonus Agreement, 34,500 shares of Common Stock were awarded to Mr. Patterson subject to release of 3,450 shares on each April 1 if the Company achieved certain performance goals for the preceding year. Prior to their distribution, Mr. Patterson is entitled to receive all cash dividends paid on the shares in escrow under such Stock Bonus Agreement. At December 29, 1995, 6,900 shares remained restricted subject to achievement of performance goals. At December 29, 1995, the value of the restricted shares under the 1987 Stock Bonus Agreement (based upon the closing market price of the Common Stock on that date of $20.25) was $139,725.

(5) Represents the value of 3,450 shares of Common Stock released to Mr. Patterson on April 1 of each year under the terms of the 1987 Stock Bonus Agreement, based upon the closing market price of the Common Stock on that date.

(6) Mr. Weeks commenced work for the Company and its subsidiary, Volunteer Bank, on January 17, 1995.

(7) Of the 1995 amount, $19,260 represents accrued supplemental retirement benefits, and the balance represents the personal use of a company automobile. Of the 1994 amount, $16,910 represents accrued supplemental retirement benefits, and the balance represents the cost of an annual physical examination and the personal use of a company automobile.

STOCK OPTION GRANTS

     The following table sets forth certain information regarding grants of stock options and SARs made to the Named Executive Officers during 1995. All share amounts and share prices have been adjusted to give effect to the 1995 Stock Split.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS                      POTENTIAL REALIZABLE
                            ------------------------------------------------------     VALUE AT ASSUMED
                                             PERCENT OF                                 ANNUAL RATES OF
                             SECURITIES        TOTAL                                      STOCK PRICE
                             UNDERLYING     OPTIONS/SARS    EXERCISE                   APPRECIATION FOR
                              OPTIONS/       GRANTED TO        OF                       OPTION TERM(3)
                            SARS GRANTED    EMPLOYEES IN   BASE PRICE   EXPIRATION   ---------------------
           NAME                (#)(1)       FISCAL YEAR    ($/SH)(2)       DATE       5%($)       10%($)
--------------------------  -------------   ------------   ----------   ----------   --------   ----------
Aubrey Burns Patterson....  20,000/10,000       11.29%      $ 22.125      11/30/05   $418,163   $1,055,363
Michael W. Weeks..........  30,000/15,000       22.59%      $ 17.125      01/16/05   $485,494   $1,225,294
Michael W. Weeks..........   10,000/5,000       22.59%      $ 22.125      11/30/05   $209,081   $  527,681
Charles J. McKee..........   10,000/5,000        5.65%      $ 22.125      11/30/05   $209,081   $  527,681
Michael L. Sappington.....    8,000/4,000        4.52%      $ 22.125      11/30/05   $167,265   $  422,145
James Ronald Hodges.......    6,000/3,000        3.39%      $ 22.125      11/30/05   $125,449   $  316,609

---------------

(1) Options become exercisable in three equal annual installments (five installments in the case of Mr. Weeks' options expiring in January, 2005) beginning on the first anniversary of the date of grant. SARs are only exercisable simultaneously with the options. In the event of termination of employment or death, the options terminate three months after the termination of employment or 12 months after death and in any event, upon their expiration date. Any unexercisable options become fully exercisable in the event that another corporation, person, or entity purchases shares through a tender offer or exchange offer, the shareholders approve a definitive merger or sale of business agreement, or any person or group becomes the holder of at least 50% of the Company's outstanding shares.

(2) Represents the fair market value on date of grant. The exercise price for options is payable in cash or by delivery of shares of or options to purchase Common Stock with a fair market value equal to the exercise price for the shares purchased.

(3) Amounts represent hypothetical gains that could be achieved for the respective options and SARs if exercised at the end of the option term and based upon assumed rates of appreciation in the market price of the Common Stock of 5% and 10% compounded annually from the date of grant to the expiration date. Actual gains, if any, upon the exercise of stock options and SARs will depend on the future performance of the Common Stock and the date on which the options and SARs are exercised.

OPTION/SAR EXERCISES AND YEAR-END VALUES

     The following table provides certain information, with respect to the Named Executive Officers, concerning the exercise of options during 1995 and with respect to unexercised options and SARs at

December 29, 1995. All share amounts and share prices have been adjusted to give effect to the 1993 Stock Dividend and the 1995 Stock Split.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                           VALUE OF UNEXERCISED
                                                             NUMBER OF UNEXERCISED             IN-THE-MONEY
                                SHARES                      OPTIONS/SARS AT FISCAL            OPTIONS/SARS AT
                               ACQUIRED                         YEAR-END(#)(1)             FISCAL YEAR-END($)(2)
                                  ON           VALUE      ---------------------------   ---------------------------
            NAME              EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----------------------------  -----------   -----------   -----------   -------------   -----------   -------------
Aubrey Burns Patterson......      --            --           87,399         53,001       $ 483,606      $  64,506
Michael W. Weeks............      --            --               --         60,000              --      $ 140,625
Charles J. McKee............      --            --           43,699         26,501       $ 241,801      $  32,255
Michael L. Sappington.......      --            --           32,775         18,900       $ 203,196      $  19,351
James Ronald Hodges.........      --            --           32,775         15,900       $ 203,196      $  19,351

---------------

(1) Options represent 2/3 of the figure and SARs represent 1/3. There are no freestanding SARs.
(2) Based upon the closing sale price of the Company's Common Stock of $20.25 per share, as reported on the NASDAQ National Stock Market on December 29, 1995, less the exercise price for the options/SARs.

PENSION PLANS

     The Company maintains a tax-qualified, non-contributory, defined benefit retirement plan for its employees and those of its subsidiaries who have reached the age of 21 and have completed one year of service (the "Retirement Plan"). Benefits under the Retirement Plan are based primarily on average final compensation, years of service and year of retirement.

     The Company also has adopted a non-qualified, unfunded supplemental pension program for certain officers and key executives (the "Deferred Compensation Plan"), which provides retirement benefits for key salaried employees in excess of the maximum benefit accruals for qualified plans which are permitted under the Internal Revenue Code of 1986, as amended (the "Code"). The benefits under the Deferred Compensation Plan are provided by the Company on a non-contributory basis. The Company has not funded or provided a means to fund these supplemental retirement benefits other than accruing a liability in the amount of the actuarially determined present value of the retirement benefits.

     The following table illustrates the total combined estimated annual pension benefits payable to an eligible participant at normal retirement age (age 65) under the Retirement Plan and the Deferred Compensation Plan (including a restoration plan amendment which became effective on January 1, 1994), based on compensation that is covered under the plans and years of service with the Company and its subsidiaries.

                 RETIREMENT PLAN AND DEFERRED COMPENSATION PLAN

                   AVERAGE                           YEARS OF SERVICE AT RETIREMENT
                    ANNUAL                ----------------------------------------------------
                REMUNERATION                 15         20         25         30         35
    ------------------------------------  --------   --------   --------   --------   --------
    $125,000............................  $ 40,598   $ 47,880   $ 55,163   $ 62,446   $ 69,728
     150,000............................    49,223     58,130     67,038     75,946     84,853
     175,000............................    57,848     68,380     78,913     89,446     99,978
     200,000............................    66,473     78,630     90,788    102,946    115,103
     225,000............................    75,098     88,880    102,663    116,446    130,228
     250,000............................    83,723     99,130    114,538    129,946    145,353
     300,000............................   100,973    119,630    138,288    156,946    175,603
     350,000............................   118,223    140,130    162,038    183,946    205,853
     400,000............................   135,473    160,630    185,788    210,946    236,103
     450,000............................   152,723    181,130    209,538    237,946    266,353
     500,000............................   169,973    201,630    233,288    264,946    296,603

     A participant's annual retirement benefits payable under the Retirement Plan are based upon the average monthly base rate of compensation for the five years immediately preceding the employee's retirement. Benefits payable under the Deferred Compensation Plan are based upon the average of the total annual base salary paid to the covered employee for the 36 months immediately before his retirement and are paid to the retired employee (or upon his death, to his designated beneficiary) in equal monthly installments over a period of ten years. Benefits under the Retirement Plan are computed as straight life annuity amounts, although other forms of payment, including a lump sum benefit, are offered under the plan. Benefits under each of the Retirement Plan and the Deferred Compensation Plan are not subject to any deduction for Social Security or any other offsets.

     The current compensation for each of the Named Executive Officers covered by the plans as of December 31, 1995 is: Mr. Patterson, $330,000; Mr. Weeks, $175,000; Mr. McKee, $155,280; Mr. Sappington, $135,975; and Mr. Hodges,
$124,976. The estimated credited years of service for each Named Executive Officer is: Mr. Patterson, 23 years; Mr. Weeks, one year; Mr. McKee, 27 years; Mr. Sappington, 18 years; and Mr. Hodges, 22 years.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company has no employment agreements with any of the Named Executive Officers and there are no compensatory plans or arrangements which might result in payments to any of the Named Executive Officers upon their resignation, retirement, or from a change-in-control of the Company, except as described below.

     Under the 1987 Stock Bonus Agreement between Mr. Patterson and the Company and the Stock Bonus Agreement between Mr. Weeks and the Company, which have been previously described, if there is a change-in-control of the Company, Mr. Patterson and Mr. Weeks can each terminate his agreement and receive all shares of Common Stock still remaining in escrow for his benefit. In addition, all unexercisable options become exercisable immediately upon a change in control. If a change-in-control event were to occur, based upon the number of shares of Common Stock still in escrow, the number of unexercisable options, and the current market value of the Common Stock, the value of such a termination to each of Mr. Patterson and Mr. Weeks would be in excess of $100,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1995, the committee of the Board of Directors which performed the functions of a compensation committee was the Human Resources and Marketing Committee (the "Compensation Committee"). The members of this committee during 1995 were two non-employee directors, Lowery A. Woodall (Chairman) and W. G. Holliman, and one employee director, J. Louis Griffin, Jr. Since March 31, 1995, Mr. Griffin has been the President and Chief Executive Officer of the Company's subsidiary, Laurel Federal Savings and Loan Association. In addition, a stock incentive plan committee ("Stock Incentive Plan Committee"), which in 1995 consisted of Travis E. Staub (Chairman), W. G. Holliman, Jr. and Lowery A. Woodall, has approved grants under the Company's Stock Incentive Plans. None of the other members of the Compensation Committee or Stock Incentive Plan Committee has at any time been an officer or employee of the Company or any of its subsidiaries, nor has any member had any relationship requiring disclosure by the Company except for banking relationships in the ordinary course of business with the Company's subsidiaries. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." There are no relationships among the Company's executive officers and any entity affiliated with any of the members of the Compensation Committee or Stock Incentive Plan Committee that require disclosure under applicable SEC rules.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This report is submitted by the Compensation Committee pursuant to rules adopted by the SEC which require disclosure with respect to compensation policies applicable to the Company's executive officers (including the Named Executive Officers) and with respect to the basis for the compensation of Aubrey Burns Patterson, as the Company's Chief Executive Officer, for 1995. The Compensation Committee generally is responsible for establishing and administering the Company's executive compensation policies and programs within the framework of the Company's compensation philosophy. Most decisions by the Compensation Committee with respect to the compensation of the Company's executive officers are reviewed by the full Board of Directors (excluding those who are employees.) A number of factors, including growth, asset quality, competitive position, and profitability were compared by the Compensation Committee with those of a peer group of other comparably sized banks within Mississippi and certain adjoining states in determining executive compensation for 1995. Such peer group consists of the Company's direct competitors. The performance graph set forth below uses a broader industry index of all bank and bank holding company stocks nationwide whose shares are traded on the National Association of Securities Dealers, Inc. Automated Quotation System.

COMPENSATION POLICY

     The Company's compensation strategy seeks to have the management compensation program contribute to the achievement of the Company's objectives. It is intended that this will occur by providing (1) total compensation at a level designed to attract and retain qualified managers, (2) incentive compensation opportunities that will motivate managers to achieve both the Company's short-term and long-term objectives, (3) compensation that differentiates pay on the basis of performance, and (4) protection of shareholder interests by requiring successful Company results before above-average compensation is earned. The three primary components of executive compensation are base salary, annual bonuses, and grants of stock options and SARs.

     Base Salary. The Company believes that base salary ranges should reflect the competitive employment market and the relative internal responsibilities of the executive's position, with an executive's position within a salary range being based upon his or her performance. In connection with the annual budget process, the Compensation Committee considers salaries for executive officers within the context of an external survey of executive compensation with the peer group of comparably sized banks in Mississippi and certain adjoining states. Individual increases in salary are based upon an assessment of the peer group average salary and its relationship to the executive officer's salary, the executive's performance, and the salary budget for the Company. The Company's base salaries are generally within the range of comparable average salaries in the peer group.

     Annual Incentive Compensation. The Company believes that incentive programs should provide meaningful opportunities for additional compensation linked to attaining annual performance objectives. The Committee assigns to each executive's position a target bonus award opportunity that ranges from 15% of base salary for department/division managers to 30% of base salary for the Chairman of the Board. The actual award may be greater or less than a target award depending upon the Company's actual performance relative to goals.

     In 1984, the Company, in conjunction with independent compensation consultants, created a bonus incentive plan, which is based upon the Company achieving targeted levels of average deposits and return on average assets approved by the Compensation Committee at the beginning of each year. The bonus plan includes a statistical matrix in which various average deposit levels are compared to various returns on average assets. Employees eligible to receive bonuses will receive bonuses based on the results achieved. No employee may receive a bonus greater than 150% of that employee's target award. In 1995, the Company achieved 101.2% of its targeted average deposits and 115.0% of its targeted return on average assets which entitled each eligible employee to 135.0% of the employee's target bonus.

     Long-Term Incentive Compensation. The Board of Directors believes that the availability of options and SARs under the Company's Incentive Option Plans gives executives a long-term stake in the Company by providing an estate-building opportunity in return for outstanding long-term performance. Awards under the

Incentive Option Plans are not made by the Compensation Committee but by the separate Stock Incentive Plan Committee consisting of three non-employee directors. Awards are made under these plans to executive officers who are responsible for long-term investment, operating or policy decisions and to those executives who are instrumental in implementing them. In determining the total number of options to be granted, the Company considers the available number of shares under its option plans, but has no fixed formula for determining the total number of options to be granted, nor does it consider the number of options granted by its peer group of banks. In selecting the recipients of options and the number of options granted, the Stock Incentive Plan Committee considers (i) the present scope of responsibility of the executive; (ii) the degree to which the units influenced by that executive contribute to the Company's profits; (iii) the degree to which asset quality and other risk decisions are influenced by that executive's direction; and (iv) the long-term management potential of the executive. The committee does not weigh any one factor more heavily that any other factor. The number of options presently held is also considered by the committee. Generally, options awarded under these plans become exercisable in three equal installments (five installments in the case of one executive), beginning one year after the date of grant. Since the exercise price of options and SARs under the Incentive Option Plans is the fair market value on the date of grant, executives will only realize a gain through the award of stock options if the value of the Common Stock increases over the period that options become exercisable.

     Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation paid to executive officers named in the Summary Compensation Table in the Proxy Statement to $1 million, unless certain requirements are met. This limitation became effective in 1994. However, if, in accordance with regulations issued by the Internal Revenue Service, a portion of the compensation is based upon the attainment of performance goals set by the Board of Directors pursuant to plans approved by shareholders, then the corresponding deduction will not be limited by the legislation. The Compensation Committee carefully considered the impact of this new tax code provision upon its enactment and determined that it was not necessary to modify any incentive plans since compensation paid to executive officers under current plans was expected to be less than the $1 million limit and, therefore, deductible. In the future, it is the Committee's intent to modify compensation plans for the executive officers subject to the deduction limit so the corporate tax deduction is maximized without limiting the Committee's flexibility to attract and retain qualified executives to manage the Company.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER IN 1995

     In establishing the compensation for Mr. Patterson, the Company's Chairman of the Board and Chief Executive Officer, the basic approach was that of the compensation policies applicable to all executive officers. Generally, in considering Mr. Patterson's salary, the Compensation Committee has reviewed the published compensation of chief executive officers of other bank holding companies in Mississippi, Tennessee and certain other adjoining states, giving due regard to differences in asset size, asset quality, growth, competitive position, and profitability. Mr. Patterson's salary for 1995 was established at the beginning of the year and represented a 10.0% increase over his salary for 1994. Mr. Patterson's 1994 salary was determined to be below the average of the banks in the peer group considered in determining all executive compensation. As Chief Executive Officer, Mr. Patterson is eligible to earn a bonus of 30% of his base salary. Based on the Company's performance described above, Mr. Patterson's bonus of $133,650 represented 135% of his target award, the same percentage as all other executive officers entitled to bonuses.

     The long-term component of Mr. Patterson's compensation for 1995 was provided through the grant in December 1995 of options to purchase 20,000 shares of Common Stock and SARs for 10,000 shares. The determination was made using the same criteria used for all other executive officers.

          Human Resources and Marketing Committee:

               Lowery A. Woodall (Chairman)
               J. Louis Griffin, Jr.
               W. G. Holliman, Jr.

          Stock Incentive Plan Committee:

               Travis E. Staub (Chairman)
               W. G. Holliman, Jr.
               Lowery A. Woodall

                         COMPARATIVE PERFORMANCE GRAPH

     The SEC requires the Company to include in this Proxy Statement a line graph which compares the yearly percentage change in cumulative total shareholder return on the Company's Common Stock with (a) the performance of a broad equity market indicator, and (b) the performance of a published industry index or peer group. The following graph compares the yearly percentage change in the return on the Company's Common Stock for the last five years with the cumulative total return on the CRSP Index for NASDAQ Stock Markets (U.S. Companies) and the CRSP Index for NASDAQ Bank Stocks. The graph assumes the investment on December 31, 1990, of $100 and that all dividends were reinvested at the time they were paid.

                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS

                                   [GRAPH]

                                    LEGEND

                                                                               Nasdaq Bank Stocks
                                                                                 SIC 6020-6029,
                                                     Nasdaq Stock Market           6710-6719
                            BancorpSouth, Inc.         (US Companies)             US & Foreign
                            ------------------       -------------------       ------------------
12/31/90                         100.0                      100.0                    100.0

12/31/91                         139.0                      160.5                    164.1

12/31/92                         182.7                      186.9                    238.9

12/31/93                         210.2                      214.5                    272.4

12/31/94                         220.9                      209.7                    271.4

12/31/95                         275.5                      296.5                    404.3

Notes:

     A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
     B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
     C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
     D.    The index level for all series was set to $100.0 on 12/31/90.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company's banking subsidiaries have had, and expect to have in the future, banking transactions in the ordinary course of business with officers and directors of the Company and their associates, on the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with others and which do not involve more than the normal risk of collectibility or present other unfavorable features. During the year ended December 31, 1995, the maximum aggregate amount of extensions of credit outstanding to directors and executive officers of the Company and their associates was $10,680,005 (4.68% of equity capital on December 31, 1995). As of January 31, 1996, the aggregate amount of extensions of credit to these persons was $5,314,123.

     The Company's bank subsidiaries make available to all of their employees individual loans of up to $20,000, based upon credit worthiness. Loans were made during 1995 at rates ranging between 7.5% and 7.75% per annum. All loans to employees in excess of $20,000 are made at the prevailing rate.

     The law firm of Riley, Ford, Caldwell & Cork, P.A., of which Frank A. Riley, a director of the Company, is the President, received from the Company during 1995 fees for legal services which totaled $258,284.

                              GENERAL INFORMATION

COUNTING OF VOTES

     All matters specified in this Proxy Statement that are to be voted on at the Annual Meeting will be by written ballot. Inspectors of election will be appointed, among other things, to determine the number of shares outstanding, the shares represented at the Annual Meeting, the existence of a quorum and the authenticity, validity and effect of proxies, to receive votes of ballots, to hear and determine all challenges and questions in any way arising in connection with the right to vote, to count and tabulate all votes and to determine the result. Each item presented herein to be voted on at the Annual Meeting must be approved by the affirmative vote of the holders of the number of shares described under each such item. The inspectors of election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of "votes cast."

     Inspectors of election will treat shares referred to as "broker non-votes" (i.e. shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

MISCELLANEOUS

     The Company will bear the cost of printing, mailing and other expenses in connection with this solicitation of proxies and will also reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses in forwarding this proxy material to the beneficial owners of such shares. Certain of the directors, officers and employees of the Company may, without any additional compensation, solicit proxies in person or by telephone.

     Management of the Company is not aware of any matters other than those described above which may be presented for action at the meeting. If any other matters properly come before the meeting, it is intended that the proxies will be voted with respect thereto in accordance with the judgement of the person or persons voting such proxies subject to the direction of the Board of Directors.

     Shareholder proposals intended to be presented at the 1997 annual meeting of shareholders must be received by the Company at its executive offices at One Mississippi Plaza, Tupelo, Mississippi 38801 not later than December 1, 1996, in order to be included in the proxy statement and proxy for that meeting.

     A copy of the Company's Annual Report has been mailed to all shareholders entitled to notice of and to vote at this meeting.

                                          BANCORPSOUTH, INC.

                                          /s/ Aubrey B. Patterson

                                          AUBREY BURNS PATTERSON
                                          Chairman of the Board
                                          and Chief Executive Officer

March 22, 1996

                                                                      Appendix A


PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                               BANCORPSOUTH, INC.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

    The undersigned hereby appoints FRANK A. RILEY and LOWERY A. WOODALL, or either of them, as proxies, with full power of substitution and resubstitution, to vote all of the shares of Common Stock which the undersigned is entitled to vote at the annual meeting of shareholders of BancorpSouth, Inc., to be held at the Ramada Inn Convention Center, 854 North Gloster Street, Tupelo, Mississippi, on Tuesday, April 23, 1996, at 7:00 p.m., and at any adjournment thereof.

    In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

    THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THE ABOVE NAMED PROXIES WILL VOTE (A) FOR THE ELECTION AS CLASS II DIRECTORS OF THE NOMINEES NAMED ON THE BACK OF THIS CARD, (B) FOR THE ELECTION AS A CLASS I DIRECTOR OF THE NOMINEE NAMED ON THE BACK OF THIS CARD, (C) FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S AUDITORS, AND (D) IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

1. Election of Class II Directors.

    [ ] FOR all nominees listed              [ ] WITHHOLD AUTHORITY to vote for
        (except marked to the contrary)          all nominees listed

       Nominees: A. Douglas Jumper, T. O. Lashlee, W. G. Holliman, Jr.,
                               and Alan W. Perry

 INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
               HIS OR THEIR NAME(S) ON THE SPACE PROVIDED BELOW:

--------------------------------------------------------------------------------

       (Continued, and to be marked, dated and signed, on the other side)

2. Election of One Class I Director.

    [ ] FOR nominee listed            [ ] WITHHOLD AUTHORITY to vote for nominee

                       Nominee: Fletcher H. Goode, M.D.

3. Proposal to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors.

     FOR        AGAINST         ABSTAIN
     [ ]          [ ]             [ ]

                                                 The undersigned instructs that
                                                 this Proxy be voted as marked.
                                                 Dated                    , 1996
                                                       -------------------


                                                 -------------------------------
                                                    Signature of Shareholder


                                                 -------------------------------
                                                    Signature if held jointly

                                                 Please sign your name as it
                                                 appears on this Proxy. In case
                                                 of multiple or joint ownership,
                                                 all should sign. When signing
                                                 as attorney, executor,
                                                 administrator, trustee or
                                                 guardian, give full title as
                                                 such.